UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

MVP REIT II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
As of July 5, 2016, MVP REIT II, Inc., a Maryland corporation (the "Company") has sold approximately 1,019,858 shares of its common stock which has resulted in a total of approximately $25,159,000 raised in the Company's initial public offering.  As a result, the Company has satisfied the minimum offering requirement from the State of Pennsylvania of $25 million in subscriptions and investors from the State of Pennsylvania will now be admitted as shareholders in the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2016
MVP REIT II, INC.
By: __/s/ Michael V. Shustek___
Michael V. Shustek
Chief Executive Officer